UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROYAL GOLD, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)
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ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Web site)

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 7, 2007

* * * *

To the Stockholders of ROYAL GOLD, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. will be held at 9:30 a.m., on Wednesday, November 7, 2007, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, USA, to:

1.	Elect three Class II Directors to serve until the 2010 Annual Meeting of Stockholders or until each such director’s successor is elected and qualified;

2.	Adopt an amendment to the Company’s Certificate of Incorporation increasing the authorized shares of Common Stock from 40,000,000 to 100,000,000.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2008; and

4.	Transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the meeting; however, only stockholders of record as of the close of business on September 26, 2007, are entitled to vote at the meeting and any postponements or adjournments thereof. It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. You can also vote over the telephone or the Internet as described on the enclosed voting instruction form. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Karen P. Gross
Vice President & Corporate Secretary

October   , 2007

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1. ELECTION OF CLASS II DIRECTORS
DIRECTORS AND OFFICERS
MEETINGS AND COMMITTEES OF THE BOARD
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
AUDIT COMMITTEE AND RELATED MATTERS
OTHER MATTERS

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Web site)

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

General Information

This Proxy Statement is furnished to holders of Royal Gold, Inc. (the “Company”) common stock, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, November 7, 2007, at 9:30 a.m. This Proxy Statement and the proxy card were first mailed to stockholders on or about October   , 2007.

Stockholders Entitled to Vote

All voting rights are vested exclusively in the holders of the Company’s common stock. Only stockholders of record of the common stock, par value $0.01 (“common stock”), of the Company at the close of business on September 26, 2007 (the “record date”), are entitled to vote at the Annual Meeting and at any and all postponements and adjournments thereof. As of the record date, there were 28,972,523 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the stockholder to one vote on all matters that may come before the Annual Meeting.

Voting Your Shares

Each share of common stock that you own entitles you to one vote. Your proxy card shows the number of shares of common stock that you own.

You may vote your shares by signing and returning the enclosed proxy. If you vote by proxy, the “proxy holders” (each or any of the individuals named on the proxy) will vote your shares as you instruct on the proxy. If you sign and return the proxy, but do not give instructions on how to vote your shares, your shares will be voted (1) “FOR” the election of directors as described herein under “Proposal 1 — Election of Directors,” (2) “FOR” the adoption of an amendment to the Company’s Certificate of Incorporation increasing the authorized shares of Common Stock from 40,000,000 to 100,000,000 as described herein under “Proposal 2 — Adoption of an Amendment to the Company’s Certificate of Incorporation Increasing the Authorized Shares of Common Stock” and (3) “FOR” ratification of the appointment of the Company’s independent registered public accountants described herein under “Proposal 3 — Ratification of Appointment of Independent Registered Public Accountants.”

You may vote by telephone or by the Internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.

You may attend the Annual Meeting and vote in person. You will be given a ballot when you arrive. However, if your stock is held in the name of your broker, bank or another nominee, you must get a signed proxy from the broker, bank or other nominee giving you the right to vote your shares. This will be the only way we can be sure that the broker, bank or other nominee has not already voted your shares on your behalf.

Revocation of Proxy or Voting Instruction Form

You may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Corporate Secretary of the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Quorum and Votes Required to Approve Proposals

A majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders. Abstentions and “broker non-votes” will be counted as being present in person for purposes of determining whether there is a quorum.

With respect to Proposal 1, the election of a director will require an affirmative vote of the majority of the votes cast with respect to that director at a meeting at which quorum is present. With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. For Proposal 1, a “WITHHELD” vote will have the effect of an “AGAINST” vote with respect to the director for whom the vote is “WITHHELD.” Abstentions will have the same effect as a vote “AGAINST” Proposals 2 and 3. If a stockholder does not give a proxy to his or her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the increase in the Company’s authorized shares of common stock and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares will be counted for the purpose of determining the outcome of such “routine” proposals. If a broker chooses to leave these shares unvoted, the shares will have no effect on Proposal 1 and the same effect as a vote “AGAINST” Proposals 2 and 3.

In the election of directors, each stockholder eligible to vote may vote the number of shares of common stock held, for each director to be elected, but cumulative voting is not permitted. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the Annual Meeting.

Tabulation of Votes

Votes at the Annual Meeting will be tabulated and certified by Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent.

Solicitation Costs

The enclosed proxy card and voting instruction form is being solicited on behalf of the Board of Directors of the Company. In addition to solicitation of proxies by mail, the Company’s directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview. The Company has retained Georgeson Inc to aid in the solicitation of brokers, banks, intermediaries and other institutional holders in the United States and Canada for a fee of $9,000, plus reimbursement for out-of-pocket expenses. All costs of the solicitation of proxies will be borne by the Company. The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, as of September 30, 2007, of the Company’s common stock by each director, the Company’s principal executive officer, principal financial officer and three most highly compensated executive officers (each a “named executive officer”), persons known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company’s directors and executive officers as a group.

Name and Address	Number of Shares of	Percent
of Beneficial	Common Stock	of
Owner	Beneficially Owned	Class

Stanley Dempsey(1)	712,057	2.4%
Executive Chairman
1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202

Tony Jensen(2)	134,600	*
President, Chief Executive Officer and Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202

John W. Goth(3)	69,250	*
Director 14142 Denver West Parkway Suite 250 Golden, CO 80401

M. Craig Haase(4)	250	*
Director 1622 Eagle Hill Road Gunnison, Colorado 81230

S. Oden Howell, Jr.(5)	546,230	1.9%
Director P.O. Box 36097 Louisville, KY 40233

Merritt E. Marcus(6)	382,493	1.3%
Director 1412 Mockingbird Valley Green Louisville, KY 40207

James W. Stuckert(7)	1,803,885	6.2
Director P.O. Box 32760 Louisville, KY 40232

Donald Worth(8)	30,250	*
Director 2679 Bayview Avenue Willowdale, Ontario M2L 1C1 Canada

Karen P. Gross(9)	231,604	*
Vice President and Corporate Secretary 1660 Wynkoop Street Suite 1000 Denver, CO 80202

William Heissenbuttel(10)	8,123	*
Vice President of Corporate Development 1660 Wynkoop Street Suite 1000 Denver, CO 80202

Name and Address	Number of Shares of	Percent
of Beneficial	Common Stock	of
Owner	Beneficially Owned	Class

Stefan L. Wenger(11)	62,038	*
Chief Financial Officer and Treasurer 1660 Wynkoop Street Suite 1000 Denver, CO 80202

All Directors and Executive Officers as a Group (12 persons)	3,990,780	13.77%

FMR Corp.(12)	1,908,149	6.7%
82 Devonshire Street Boston, MA 02109

*	Less than 1% ownership of the Company’s common stock.

(1)	Includes options to purchase 117,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date and 127,268 shares beneficially owned by certain members of Mr. Dempsey’s immediate family. Mr. Dempsey disclaims beneficial ownership of these 127,268 shares of common stock.

(2)	Includes 47,500 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 50,000 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(3)	Includes 625 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 42,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(4)	Mr. Haase became a member of the Board of Directors effective July 25, 2007.

(5)	Includes 625 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 37,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(6)	Includes 625 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 37,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(7)	Includes 625 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 37,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(8)	Includes 625 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 17,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(9)	Includes 17,500 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 125,500 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(10)	Includes 5,000 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 833 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(11)	Includes 26,250 shares of restricted stock under the Company’s Omnibus Long-Term Incentive Plan and options to purchase 24,613 shares of common stock that were exercisable as of September 30, 2007, or which become exercisable within 60 days from such date.

(12)	As reported by FMR Corp. on Schedule 13G filed with the SEC on February 14, 2007, for the period ended December 31, 2006.

PROPOSAL 1.

ELECTION OF CLASS II DIRECTORS

The Company’s Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company’s current Class I Directors are Messrs. Dempsey, Jensen and Goth; the Class II Directors are Messrs. Stuckert and Marcus; and the Class III Directors are Messrs. Haase, Howell and Worth. Edwin W. Peiker, Jr. served as a Class III director during the fiscal year ended June 30, 2007, until his retirement from the Board of Directors effective July 25, 2007.

If the enclosed proxy is properly signed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted FOR James W. Stuckert and Merritt Marcus as Class II Directors of the Company. If any of the nominees for election as a Class II Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors. Each Class II Director elected shall serve until the 2010 Annual Meeting, or until his successor is elected and qualified.

The Company’s Amended and Restated Bylaws (“bylaws”) require that each director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed 50% of the votes cast with respect to that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under the Company’s bylaws, each director nominee who is serving as a director that is not elected shall offer to tender his or her resignation to the Board of Directors. In that situation, the Compensation, Nominating and Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation to the Board, or whether to take other action. The Board of Directors will act on the Compensation, Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” All of the Class II director nominees are currently serving on the Board of Directors.

Information concerning the nominees for election as directors is set forth below under “Directors and Officers.”

Vote Required for Approval.  Each director must receive a majority of votes cast with respect to that director at a meeting at which a quorum is present in order to be elected (the number of shares voted “for” a director nominee must exceed 50% of the votes cast with respect to that director).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

The following is information regarding the directors and executive officers of the Company related to their names, position with the Company, periods of service and experience. The persons who are nominated for election as directors at the Annual Meeting are indicated with an asterisk.

			Continuously	Class of
		Principal Occupation During Last	a Director	Director/Term
Name	Age	5 Years and Position with Company	Since	Expires

Stanley Dempsey	68	Director. Executive Chairman of the Board of Directors since July 2006. Chairman and Chief Executive Officer of the Company from August 1988 until June 2006. President of the Company from May 2002 until August 2003. President and Chief Operating Officer of the Company from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company, a firm that provides financial, management, and advisory services to the mining industry. From 1970 through 1983, Mr. Dempsey was employed by AMAX, Inc., a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey is a member of the board of directors of Taranis Resources. He is a director of the World Gold Council, and is also involved in various mining-related associations.	August 1983	I/2009

Tony Jensen	45	Director. President and Chief Executive Officer of the Company since July 2006. President and Chief Operating Officer of the Company from August 2003 until June 2006. Mr. Jensen has over twenty years of mining industry experience, eighteen with Placer Dome Inc. His corporate and operations experience were developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003, a mining joint venture between Barrick (formerly Placer Dome Inc.) and Kennecott Explorations (Australia) Ltd., a subsidiary of Rio Tinto. Mr. Jensen is a director of the Industrial Advisory Board of the South Dakota School of Mines and Technology, and is a member of the board of directors of the National Mining Association, the Nevada Mining Association, and the Colorado Mining Association.	August 2004	I/2009

			Continuously	Class of
		Principal Occupation During Last	a Director	Director/Term
Name	Age	5 Years and Position with Company	Since	Expires

John W. Goth	80	Director. Mr. Goth has been a consultant to the mining industry since 1985. Mr. Goth held several senior positions at AMAX, Inc., a major international mining firm, from April 1, 1954 to November 1, 1985. Mr. Goth has been director of Behre Dolbear since 1998. He is past chairman of the Mineral Information Institute and the Mining and Metallurgical Society of America, a past non-executive director and a director of the Denver Gold Group, a mining-related association. He is a former director of U.S. Gold, Magma Copper Corporation, U.S. Zeolites, and Dome Mines Corporation.	August 1988	I/2009

M. Craig Haase	64	Director. Retired mining executive. Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company for more than 15 years prior to its acquisition by Newmont Mining Corporation in 2002. He served as a director of Newmont from March 2002 until he retired in May 2003. He served in a similar capacity at Euro-Nevada Mining Corporation from 1987 to 1999 when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman and CEO for Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002. He received his J.D. degree from the University of Illinois and was engaged in private practice from 1971 to 1990.	July 2007	III/2008

S. Oden Howell, Jr.	67	Director. President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. Owner of Kessinger Service Industries, LLC, an industrial coatings contractor firm. Secretary/Treasurer of LCM Constructors, Inc., a general construction company located in Charleston, S.C. and Secretary/ Treasurer of SemperFi Constructors, LLC, a service-disabled, veteran-owned small business located in Charleston, S.C. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm.	December 1993	III/2008

			Continuously	Class of
		Principal Occupation During Last	a Director	Director/Term
Name	Age	5 Years and Position with Company	Since	Expires

*Merritt E. Marcus	73	Director. Former President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial liquid coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings, from 1983 until 2004. Mr. Marcus has served several terms as a director of the National Paint and Coatings Association.	December 1992	II/2007

*James W. Stuckert	69	Director. Senior Executive of Hilliard, Lyons, Inc., a full service financial asset management firm since 2004. Mr. Stuckert joined Hilliard, Lyons in 1962 and served in several capacities including Chief Executive Officer prior to being named Chairman in December 1995. He served as Chairman from December 1995 to December 2003.	September 1989	II/2007

Donald Worth	75	Director. Mr. Worth is a director of Sentry Select Capital Corporation, Cornerstone Capital Resources, Inc., and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund. Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a vice president of Canadian Imperial Bank of Commerce (Canada) from July 1984 to August 1997, when he retired. He is involved with several professional associations both in Canada and the United States.	April 1999	III/2008

Karen Gross	53	Vice President of the Company since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company’s compliance with various corporate governance standards. Ms. Gross is involved with the National Investor Relations Institute and the Society of Corporate Secretaries and Governance Professionals.

			Continuously	Class of
		Principal Occupation During Last	a Director	Director/Term
Name	Age	5 Years and Position with Company	Since	Expires

William Heissenbuttel	42	Vice President of Corporate Development since February 15, 2007. Manager of Corporate Development from April 10, 2006 through January 2007. Mr. Heissenbuttel brings more than 19 years of corporate finance experience with 12 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999 he served as Vice President and Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994 he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago.

Bruce C. Kirchhoff	48	Vice President and General Counsel since February 2007. Mr. Kirchhoff has over twenty years experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Masters of Science in Mineral Economics from Colorado School of Mines, and a B.A. from Colorado College.

			Continuously	Class of
		Principal Occupation During Last	a Director	Director/Term
Name	Age	5 Years and Position with Company	Since	Expires

Stefan Wenger	34	Chief Financial Officer since July 2006 and Treasurer since August 2007. Treasurer and Chief Accounting Officer of the Company from April 2003 until June 2006. From June 2002 until March 2003, he was a manager with PricewaterhouseCoopers LLP. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has over twelve years of experience in the mining and natural resources industry working in various financial roles. Mr. Wenger is a certified public accountant. He is a member of the Colorado Society of Certified Public Accountants, and the American Institute of Certified Public Accountants.

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended June 30, 2007 (“fiscal year 2007”), the Board of Directors held four regular meetings, each of which included executive sessions of the independent directors, and seven special meetings. Each director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors on which he served. It is the Company’s policy that each director attends each Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

Independence of Directors

The independent members of the Board of Directors has determined that each director, except for Messrs. Dempsey and Jensen who are officers of the Company, is “independent” under the NASDAQ listing standards. The Board of Directors considered Mr. Peiker, who served as a director during fiscal year 2007 until his retirement from the Board of Directors effective July 25, 2007, and who was an executive officer of the Company from April 1988 to February 1992, “independent” because he had not been involved with the day to day management of the Company since he ceased being an executive officer of the Company in February 1992. The Board of Directors has determined that the directors designated as “independent” have no relationship with the Company that may interfere with the exercise of their independent judgment.

Lead Director

The Board of Directors has elected a lead, independent director who presides over executive sessions of the independent directors scheduled at each regular meeting of the Board of Directors. This lead director position is a rotating position on a yearly basis. The lead director chairs the executive sessions of the independent directors and serves as liaison between the Executive Chairman and the President and Chief Executive Officer, and the other independent directors. Mr. Merritt Marcus currently serves as lead director.

Audit Committee

The Board of Directors has a standing Audit Committee. The Audit Committee consists of James W. Stuckert, John W. Goth, and Donald Worth. All members of the Audit Committee are independent under the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee held five meetings during the fiscal year. The Board of Directors recently reviewed and amended the Charter for the Audit Committee. The Charter is available through the Company’s web site at www.royalgold.com.

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent registered public accountants, review reports of the independent registered public accountants, and approve all auditing services and related fees and the terms of any agreements and to pre-approve any non-audit services to be rendered by the Company’s independent registered public accountants. The Audit Committee monitors the effectiveness of the audit process and the Company’s financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the Committee. The Audit Committee is responsible for confirming the independence and objectivity of the independent registered public accountants. The Audit Committee reviews and approves all transactions between the Company and parties related to the Company. The Audit Committee is also responsible for preparation of the annual report of the Audit Committee for public disclosure in the Company’s Proxy Statement. The Board of Directors has determined that James Stuckert is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As an “audit committee financial expert,” Mr. Stuckert satisfies the NASDAQ financial literacy and sophistication requirements.

Compensation, Nominating and Corporate Governance Committee

The Board of Directors has a standing Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee consisted of John W. Goth, James W. Stuckert and Edwin W. Peiker, Jr. Mr. Peiker retired from the Board of Directors effective July 25, 2007, simultaneously resigning his position on the Compensation, Nominating and Corporate Governance Committee. On August 23, 2007, Mr. S. Oden Howell was elected by the Board of Directors to serve on the Compensation, Nominating and Corporate Governance Committee. All members of the Compensation, Nominating and Corporate Governance Committee are considered independent directors under the NASDAQ listing standards. The Committee held six meetings during the fiscal year. The Board of Directors recently reviewed and amended the Charter for the Compensation, Nominating and Corporate Governance Committee. The Charter is available through the Company’s web site at www.royalgold.com. The Compensation, Nominating and Corporate Governance Committee oversees the Company’s compensation policies, plans and programs and reviews and determines the compensation to be paid to executive officers and directors. The Compensation, Nominating and Corporate Governance Committee also administers and implements the Company’s incentive compensation plans and equity-based plans.

The Compensation, Nominating and Corporate Governance Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable. The Compensation, Nominating and Corporate Governance Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. The Compensation, Nominating and Corporate Governance Committee does not delegate its responsibilities with respect to executive compensation to any executive officers of the Company.

Pursuant to its charter, the Compensation, Nominating and Corporate Governance Committee is authorized to retain such outside counsel and other advisors as it may deem appropriate in its sole discretion. For fiscal year 2007, the Compensation, Nominating and Corporate Governance Committee retained the firm of Frederic W. Cook & Co., Inc. as independent compensation consultants to assist it in determining the compensation levels for the Company’s executive officers and directors. The compensation consultants advised the Committee with respect to trends in executive compensation, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels for executive officers. The compensation consultants also reviewed and identified the Company’s appropriate peer group companies for fiscal year 2007 (as identified below under “Executive Officer Compensation and Other Matters”), and helped design the director compensation program in fiscal year 2007.

In addition to compensation matters, the Compensation, Nominating and Corporate Governance Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends director nominees. In selecting director nominees, the Committee assesses the nominee’s independence, as well as considers his or her experience, areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, all in the context of an assessment of the perceived needs of the Board of Directors at that time. Further, the Committee will consider director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Secretary of the Company in accordance with the advance notice and other provisions of the Company’s bylaws.

The Compensation, Nominating and Corporate Governance Committee also advises the Board of Directors on various corporate governance principles. The Compensation, Nominating and Corporate Governance Committee reviews the content and compliance with the Company’s Board of Directors’ Governance Guidelines annually.

All recommendations from the Compensation, Nominating and Corporate Governance Committee are submitted to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation, Nominating and Corporate Governance Committee during fiscal year 2007 consisted of Mr. Goth, who served as Chairman, Mr. Stuckert and Mr. Peiker. Mr. Peiker retired from the Board of Directors effective July 25, 2007, simultaneously resigning his position on the Compensation, Nominating and Corporate Governance Committee. No member of the Committee was, at any time during fiscal year 2007 or at any other time, an officer or employee of the Company, other than Mr. Peiker, who served as President and Chief Operating Officer from 1988 to 1992. No executive officer of the Company served on the compensation committee of another entity, or any other committee of the Board of Directors of another entity performing similar functions during the Company’s past fiscal year, or as a director of any other entity, one of whose executive officers served on the Company’s Compensation, Nominating and Corporate Governance Committee.

Communication with Directors

Any stockholder who desires to contact the Company’s Board of Directors may do so by writing to the Vice President and Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward any such communication to the Chairman of the Compensation, Nominating and Corporate Governance Committee, and will forward such communication to other members of the Board of Directors, as appropriate, provided that such communication addresses a legitimate business issue. For any communication relating to accounting, auditing or fraud, such communication will be forwarded immediately to the Chairman of the Audit Committee.

Code of Business Ethics and Conduct

The Company has adopted a Code of Business Ethics and Conduct applicable to all of its directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, and other persons performing financial reporting functions. The Code is reviewed on a yearly basis. The Code is available through the Company’s web site at www.royalgold.com. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will post on its web site any amendments to the Code.

Governance Guidelines

In August 2007, the Board of Directors, upon recommendation from the Compensation, Nominating and Corporate Governance Committee, adopted Board of Directors’ Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Governance Guidelines are available through the Company’s website at www.royalgold.com.

Certain Relationships and Related Transactions

In November 2005, the Company entered into a strategic exploration alliance with Taranis Resources to pursue exploration opportunities in Finland, for which it has provided $500,000 in funding for a 2.0% net smelter return royalty and future earn-in rights. In January 2006 and in support of the strategic exploration alliance, Mr. Dempsey, Executive Chairman of the Company, became a director of Taranis Resources, Inc. (“Taranis Resources”), a Colorado-based resource company, listed on the Toronto Stock Exchange. As a director of Taranis Resources, Mr. Dempsey is awarded stock options under Taranis Resources’ stock option plan. In January 2006, Mr. Dempsey was awarded 100,000 incentive stock options, exercisable for a period of four and one-half years from the date of grant, at a price of Cdn$0.35 per share.

In July 2006, the Company entered into an agreement with Mr. Dempsey under which any director fees, consulting fees and other remuneration (whether in cash, securities or otherwise) paid to Mr. Dempsey by Taranis Resources will be remitted to the Company (the “Agreement”). Pursuant to the Agreement, the Company may require Mr. Dempsey to exercise the stock options granted to him by Taranis Resources at any time or from time to time during the exercise period and under the terms of the Taranis Resources stock option agreement. If the Company requires Mr. Dempsey to exercise the stock options, it will pay Mr. Dempsey the amount necessary to exercise the stock options. The securities gained upon exercise will be transferred to the Company. The Company will reimburse Mr. Dempsey for incurred tax liability, if any.

The Company beneficially owns the stock options granted to Mr. Dempsey by Taranis Resources, exercisable for 100,000 shares of common stock, because it has the right to require Mr. Dempsey to exercise the stock options pursuant to the Agreement and will acquire the shares upon the exercise. The Company currently owns 1,037,500 shares of common stock and has the direct or indirect right to acquire a total of 568,750 shares of common stock, including the shares acquired upon exercise of Mr. Dempsey’s stock options, such that, if the Company exercised its rights and there was no other dilution, its holdings would represent 10.04% beneficial ownership of Taranis Resources’ common stock. The Company does not have any intention to acquire control of Taranis Resources.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from certain persons that no other reports were required for those persons, the Company believes that, other than as described, all filing requirements applicable to its officers, directors and greater than 10% stockholders were met for the fiscal year ended June 30, 2007, and all transactions are reflected in this Proxy Statement. Messrs. Goth, Howell, Marcus, Peiker, Stuckert and Worth filed all required Form 4 filings, but each filed one Form 4 related to an option grant after the filing deadline. Mr. Dempsey filed all required Form 4 filings, but filed one Form 4 after the filing deadline relating to a trustee transaction and one Form 4 relating to a transaction pursuant to his 10b5-1 trading plan. Mr. Stuckert filed all required Form 4 filings, but filed one Form 4 after the filing deadline relating to an option exercise.

EXECUTIVE COMPENSATION

[To be included in definitive proxy statement.]

PROPOSAL 2.

ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On August 23, 2007, the Board of Directors unanimously adopted a resolution approving, and recommending for shareholder approval, an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock, par value $.01 per share, to 100,000,000 shares. The Company’s Certificate of Incorporation currently authorizes the Company to issue 40,000,000 shares of common stock. Such increase in the number of authorized shares of common stock would become effective by restating Article Fourth(a) of the Company’s Certificate of Incorporation to read as follows:

“FOURTH. (a) The total number of shares of stock which the corporation shall have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of common stock, each share having a par value of $.01 and (ii) 10,000,000 shares of preferred stock, each share having a par value of $.01.”

If approved by the stockholders of the Company, the proposed amendment will become effective when it is filed with the Delaware Secretary of State.

The increase in authorized shares of common stock is recommended by the Board of Directors to provide a sufficient reserve of such shares for the present and future needs of the Company. The Board of Directors believes that the availability of additional shares of Common Stock for possible issuance in connection with future acquisitions of properties or businesses, or for future financing needs is necessary for the continued expansion of the Company’s business through acquisitions of properties or businesses. This increase could save the Company the expense and delay of having to hold a special shareholders’ meeting when a specific need arises. These shares of authorized common stock would be available for issuance in the future, from time to time, by action of the Board of Directors without further shareholder approval, unless otherwise required by applicable law or the listing requirements of the NASDAQ Stock Market and for such consideration as our Board of Directors may determine and as may be permitted by applicable law. Except in connection with employee benefits, equity incentive plans and pursuant to the Amended and Restated Agreement and Plan of Merger with Battle Mountain Gold Exploration Corp., the Company’s management has no current arrangements, agreements, or understandings, at the present time, to issue additional shares of common stock for any purposes. Royal Gold reviews acquisition opportunities on a regular basis and could enter into an acquisition transaction in which it may issue shares of its common stock at any time.

The additional shares of common stock would be identical to the shares of common stock now authorized and outstanding, and this proposal would not affect the rights of holders of common stock. Any issuances of additional shares of common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power and earnings per share with respect to such shares. The holders of the Company’s common stock do not have pre-emptive rights to purchase any shares of authorized capital stock of the Company.

The proposed increase in the number of shares of common stock the Company is authorized to issue is not intended to inhibit a change in control of the Company, and the Company does not intend to use such additional shares for anti-takeover purposes. However, the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the Company. The Board of Directors is not currently aware of any attempt to take over or acquire the Company.

Vote Required for Approval.  The affirmative vote of a majority of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to adopt the proposed amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

AUDIT COMMITTEE AND RELATED MATTERS

The information contained in the following Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Company’s Audit Committee is comprised of three members who are “independent” within the meaning of such term under Rule 4200(a)(15) of the NASD listing standards and the meaning of such term under the Sarbanes-Oxley Act of 2002 and regulations promulgated under the Act. Each member of the Audit Committee is able to read and understand fundamental financial statements and at least one member has past employment experience in finance or accounting or other comparable experience. The Committee actively oversees the Company’s financial condition and results of operations. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board of Directors and the stockholders. The Audit Committee also reviews and recommends to the Board of Directors the approval of the annual financial statements and provides a forum, independent of management, where the Company’s auditors can communicate any issues of concern.

The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities and Exchange Commission. The Board of Directors has adopted an amended and restated charter for the Audit Committee. The Audit Committee Charter, as amended, is attached as Appendix A. The amended Charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2007, with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with the Company.

Based on the review and discussions with the Company’s auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the U.S. Securities and Exchange Commission.

This Report has been submitted by the following members of the Audit Committee of the Board of Directors:

James W. Stuckert, Chairman
John W. Goth
Donald Worth

Independent Registered Public Accountants

The Audit Committee has selected PricewaterhouseCoopers LLP to continue as the Company’s independent registered public accountants to audit financial statements of the Company for the fiscal year ending June 30, 2008. Fees for services rendered by PwC for the fiscal years ended June 30, 2007 and June 30, 2006 are as follows:

Audit Fees.  Fees were $719,970 and $342,121 for the years ended June 30, 2007 and 2006, respectively. Included in this category are fees associated with the audit of the Company’s annual financial statements and review of quarterly statements, issuance of consents, comfort letter and procedures, and review of documents filed with the Securities and Exchange Commission. Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

Audit-Related Fees.  Fees were $0 and $6,800 for the years ended June 30, 2007 and 2006, respectively. Audit-related services, for the fiscal years ended June 30, 2007 and 2006, include accounting consultations.

Tax Fees.  Fees were $0 and $0 for the years ended June 30, 2007 and 2006, respectively. Fees for tax services include tax compliance, tax advice and tax planning.

All Other Fees.  Fees were $1,616 and $0 for the years ended June 30, 2007 and 2006, respectively. All other fees for the fiscal year ended June 30, 2007, include the Company’s annual subscription to PricewaterhouseCoopers LLP on-line accounting research product.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the services described above for the Company’s 2007 fiscal year.

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee and the Board of Directors is seeking stockholder ratification of its appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2008.

The ratification of the appointment of PricewaterhouseCoopers LLP is being submitted to the stockholders because the Audit Committee and the Board of Directors believes this to be good corporate practice. Should the stockholders fail to ratify this appointment, the Audit Committee will review the matter.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

Vote Required for Approval.  The affirmative vote of a majority of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to ratify the appointment of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders and to be included in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by [               ,] 2008, if such proposals are to be considered timely and included in the proxy materials. The inclusion of any Stockholder proposal in the proxy materials for the 2008 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

Stockholders may present proposals that are proper subjects for consideration at the annual meeting even if the proposal is not submitted by the deadline for inclusion in the proxy materials. To do so, the proposal must be received not less than 90 but no more than 120 days prior to the date of the 2008 Annual Meeting of Stockholders; provided, however, that if notice or public disclosure of the date of the 2008 Annual Meeting of Stockholders is not made at least 100 days prior to the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the date the notice of the 2008 Annual Meeting of Stockholders was mailed or public disclosure was made.

Proxies for the 2008 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by [               ,] 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Karen P. Gross
Vice President & Corporate Secretary

Denver, Colorado
October   , 2007

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2007. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.

PROXY	PROXY
ROYAL GOLD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Stanley Dempsey and Tony Jensen, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 26, 2007, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the “Meeting”) which will be held on November 7, 2007, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, at 9:30 A.M., Mountain Standard Time, or at any postponement or adjournment thereof.
The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.
1.	PROPOSAL to elect as Class II Directors for a term of three years (term to expire in 2010) or until each such Director’s successor is elected and qualified, each of the following nominees:

FOR all nominees listed (except as marked to the contrary)

WITHHOLD authority to vote for all nominees listed

James Stuckert	Merritt Marcus
INSTRUCTION: To withhold authority to vote for any single nominee, draw a line through the nominee’s name above.
2.	PROPOSAL to adopt an amendment to the Company’s Certificate of Incorporation increasing the authorized shares of Common Stock from 40,000,000 to 100,000,000.

FOR ☐ AGAINST ☐ ABSTAIN ☐
3.	PROPOSAL to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2008.

FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October ___, 2007.

Dated

(Signature)

(Signature if Held Jointly)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return this Proxy promptly.